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EXHIBIT 21.1

Subsidiaries of Jones Soda Co.

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  Jones Soda Co. (USA) Inc.—A wholly-owned subsidiary, incorporated in the State of Washington

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  WAZU Products Ltd.—A wholly-owned subsidiary, incorporated in British Columbia

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  Whoopass USA Inc.—A wholly-owned subsidiary incorporated in the State of Washington

  •
  Myjones.com Inc—A wholly-owned subsidiary incorporated in the State of Washington

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  EXHIBIT 21.1
Subsidiaries of Jones Soda Co.